AGREEMENT REGARDING ASSIGNMENT OF PATENTS AND RELATED INTELLECTUAL PROPERTY

This Agreement Regarding Assignment of Patents and Related Intellectual Property ("Agreement") is made and entered into on the 14th day of August 2000 by and between Non-Invasive Monitoring Systems, Inc., a Florida corporation whose business address is 1840 West Avenue, Miami Beach, Florida 33139 ("NIMS") and LifeShirt.com, Inc., a Delaware corporation, whose business address is P. O. Box 262, Ojai, California 93024 ("LifeShirt.com"), based upon the following:

RECITALS

WHEREAS, LifeShirt.com is currently the Licensee under that certain License Agreement entered into on October 28, 1999 by and between NIMS and LifeShirt.com (the "Original License Agreement").

WHEREAS, NIMS has agreed to assign to LifeShirt.com all of its right, title and interest in and to the Patents, patent applications, including all inventions licensed pursuant to the Original License Agreement as well as to other inventions and patents not included therein and to certain proprietary Software.

WHEREAS, NIMS and LifeShirt.com have agreed to terminate the Original License Agreement and to enter into this Agreement in its place.

NOW, THEREFORE, NIMS and LifeShirt.com agree as follows:

AGREEMENT

1. **Termination of Original License Agreement.** Upon the closing of that certain stock purchase agreement dated August 14, 2000 by and between LifeShirt.com and Credit Suisse First Boston Equity Partners, L.P., the Original License Agreement shall terminate and neither NIMS nor LifeShirt.com shall have any further obligation to the other pursuant to the Original License Agreement. NIMS represents that no royalty payments have accrued or are due and owing under the Original License Agreement. However, both parties acknowledge and agree that pursuant to the Original License Agreement, approximately $31,275.73 in Submission Advances have been made by LifeShirt.com as of the date of this Agreement and shall accrue and be recouped as Submission Recoupments pursuant to Paragraph 5.3 (iii) of this Agreement

2. **Assignment of Patents.** On or before the effective date of this Agreement, NIMS will execute, in favor of LifeShirt.com, assignments of all of NIMS' right, title and interest in and to the inventions and patents that are set forth on Attachment 1 of this Agreement, together with all foreign counterpart patents and applications and all continuation, divisional, continuation-in-part, reissue and reissue applications thereof and all reexaminations, extensions thereof, any provisional or other related applications (collectively, the "Patents"). All costs (but not including NIMS' attorney fees related to this Agreement) associated with the filing of such Patents shall be borne by LifeShirt.com.

NIMS further agrees to assign to LifeShirt.com all improvements and other derivative inventions related to the Patents invented or developed by NIMS during the term of this Agreement provided that LifeShirt.com applies for patent protection for such derivative inventions at LifeShirt.com's expense within a reasonable time after being notified by NIMS of such derivative inventions. The assignments pursuant to this paragraph shall be substantially in the form set forth in Attachment 2 of this Agreement. NIMS shall cooperate and provide reasonable assistance to LifeShirt.com in prosecuting applications and asserting rights assigned under this Agreement.

3. **Assignment of Software.** Concurrent with the execution of this Agreement, NIMS will execute, in favor of LifeShirt.com, assignments of all of NIMS's right, title and interest in and to any and all software, including source code and object code, developed by or on behalf of NIMS which is used by, or supports, or is included or contained within the LifeShirt.com products and services ("Products and Services") as defined in Exhibit A of the patent assignment agreement (the "Software"). NIMS further agrees to assign all improvements and works derivative of the Software developed by or on behalf of NIMS during the term of this Agreement. The assignments pursuant to this paragraph shall be substantially in the form set forth in Attachment 3 of this Agreement. NIMS shall cooperate and provide reasonable assistance to LifeShirt.com in perfecting, registering and asserting rights assigned under this Agreement.

4. **Non-exclusive License.** NIMS grants to LifeShirt.com a non-exclusive, paid-up, world-wide license under any and all patents, copyrights and other intellectual property rights of NIMS, whether presently existing or later acquired, to develop, make, use, sell, distribute, import and export the Products and Services described in Exhibit A hereto.

5. **Consideration for Assignments.** As consideration for the assignments of the Patents and Software, LifeShirt.com agrees to license to NIMS certain rights in the Patents and Software assigned hereunder, as set forth more fully in the License Agreement. In addition, LifeShirt.com shall pay to NIMS:

(i) A royalty which shall be computed as three percent (3%) of LifeShirt.com's gross revenues related to sales of any of the LifeShirt.com Products and/or Services incorporating the Patents, which are set forth on Exhibit A to this Agreement (the "Products and Services"), and any derivative products and services, less returns and allowances, discounts whether in cash, services or other consideration and any taxes included in gross revenues, each computed in accordance with generally accepted accounting principles. The royalty shall be paid following the end of each quarterly Payment Period as set forth in Section 4 hereinbelow (the "Quarterly Royalty Payments").

(ii) The sum total of royalties paid during the Minimum Royalty Year shall be at least Two Hundred Fifty Thousand Dollars ($250,000). If the sum total of Quarterly Royalty Payments in the Minimum Royalty Year is less than

Two Hundred Fifty Thousand Dollars ($250,000), LifeShirt.com shall pay the difference as an additional royalty. The "Minimum Royalty Year" is defined as the second year of a two-year period, with such two-year period commencing on the first day of any "Commercial Sale" of the Products or Services related thereto, or any derivative products and services. "Commercial Sale" shall mean a sale of a complete, turnkey ambulatory monitoring system, and shall not include any sale of systems prior to FDA approval.

(iii) LifeShirt.com has already advanced approximately $31,275.73 and agrees to advance (in the form of direct payment to said parties) all further costs of any third party consultants (pre-approved by LifeShirt.com and NIMS in writing, which approval will not be unreasonably withheld), required for providing templates and review of the 510(k) Submission documentation which is prepared by NIMS under Good Manufacturing Practice ("GMP") and ISO 9001 guidelines and assisting with any related submission policies and procedures (the "Submission Advances"). Any such Submission Advances advanced by LifeShirt.com will be recouped by LifeShirt.com in the form of a deduction from any royalty payments to be made by LifeShirt.com to NIMS pursuant to this Agreement (the "Submission Recoupment"). However, under no circumstances shall the Submission Recoupment exceed ten percent (10%) of the total Quarterly Royalty Payments payable by LifeShirt.com to NIMS for any quarterly Payment Period per this Agreement. Any Submission Recoupment remaining unpaid during such quarterly Payment Period shall be carried forward to the next quarterly Payment Period up to a maximum of ten percent (10%) and for each subsequent quarterly Payment Period until paid in full.

6. **Payment of Royalties.** All royalty payments required to be made pursuant to this Agreement shall be made by check payable to NIMS not later than thirty (30) days following the conclusion of the Payment Period. A "Payment Period" shall commence on March 31, June 30, September 30 or December 31, whichever first follows the initial Commercial Sale of the Products and/or Services and any derivative product or services, and continue for each of March 31, June 30, September 30 and December 31 for as long as LifeShirt.com sells the Products and/or Services and any derivative products and/or services therefrom.

7. **Representations and Warranties.** NIMS represents and warrants that:

(a) NIMS owns the Patents free and clear of all liens and encumbrances.

(b) From NIMS's inception to date, there have been no challenges to NIMS's ownership rights in the Patents.

(c) NIMS is not in material breach of any agreement relating to the Patents.

(d) Excepting only the existing sub-licenses of patent numbers 4,834,109,

4,477,962 and 5,331,968 to Sensormedics Corporation, NIMS has not licensed the Patents to any party.

(e) NIMS is not a party to any litigation involving the Patents.

(f) To the best of NIMS' knowledge, all of the Patents are valid and enforceable.

(g) None of the Patents has expired for failure to pay maintenance fees.

(h) Each of the pending Patent applications was properly filed and is being diligently prosecuted.

(i) None of the pending Patent applications is under final rejection.

(j) There are no interferences or oppositions pending or contemplated with respect to any of the Patents or Patent applications.

(k) None of the Patents has been, or presently is, the subject of a reissue proceeding.

(l) None of the Patents has been, or presently is, the subject of a reexamination proceeding.

(m) There have been no inventorship challenges with respect to any Patent or pending Patent application.

(n) NIMS is not aware of any third party infringing or otherwise violating the Patents.

(o) NIMS represents and warrants to LifeShirt.com that the Software was created by or on behalf of NIMS, that the Software is original and does not infringe upon any patent, statutory copyright or common law copyright, proprietary right, or any other right whatsoever, and that NIMS is the sole and exclusive owner of the Software and that it has heretofore never been assigned, licensed, pledged, or encumbered in any way and that NIMS has the full power and authority to assign the Software to LifeShirt.com.

8. **Reassignment of Patent Assignments to NIMS.** LifeShirt.com agrees to assign to NIMS any and all right, title and interest in and to the Patents transferred to LifeShirt.com pursuant to the assignments executed in accordance with Section 2 of this Agreement in the event of the occurrence of any of the following: (i) LifeShirt.com files in any court pursuant to any statute of the United States or of any individual state, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or at the appointment of a receiver or trustee of its assets, (ii) LifeShirt.com is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within ninety (90) days after filing thereof, (iii) LifeShirt.com is a party to any dissolution or liquidation, or (iv) LifeShirt.com makes an assignment for the benefit of creditors. LifeShirt.com shall be relieved of its obligations under this paragraph with respect to any Patent LifeShirt.com transfers or assigns to any third party, so

long as such third party agrees to be bound by the provisions of this paragraph.

9. **Miscellaneous.**

9.1 Assignments.

(a) LifeShirt.com may assign, delegate, sell, transfer, sublicense or otherwise dispose of, by operation of law or otherwise, this Agreement and any and all of its rights and obligations hereunder so long as the party to which this Agreement is assigned, delegated, sold, transfered, sublicensed or otherwise conveyed fully assumes all of LifeShirt.com's rights and obligations hereunder.

(b) This Agreement shall be binding upon, and inure to the benefit of, LifeShirt.com and NIMS and their respective successors and assigns, to the extent such assignments are in accordance with this Section 9.1.

9.2 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of California.

9.3 Arbitration.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach thereof, including its interpretation, performance and termination, shall be submitted to and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial rules of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in Los Angeles, California, and shall be the exclusive forum for resolving such dispute, controversy or claim. For the purposes of this arbitration, the provisions of this Agreement and all rights and obligations thereunder shall be governed and construed in accordance with the laws of the State of California. The decision of the arbitrators shall be final and binding upon the parties hereto, and the expense of the arbitration (including, without limitation, the award of attorneys' fees to the prevailing party) shall be paid as the arbitrator determines. Judgment based on the decision of the arbitrator may be entered by any court of competent jurisdiction. Notwithstanding this, judgment upon the award of the arbitration may be entered in any court where the arbitration takes place or any court having jurisdiction thereof, and application may be made to any court for a judicial acceptance of the award or order of enforcement.

(b) Notwithstanding anything contained in sub-section (a) above to the contrary, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to enforce the instituting party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

9.4 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement if the failure or delay is caused by or results

from causes beyond the reasonable control of the affected party, including but not limited to fire or floods; hurricanes; telecommunications service interruptions, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, or civil commotions; strikes, lockouts, or other labor disturbances; acts of God; or acts, omissions, or delays in acting by any governmental authority or the other party; provided, however, it is understood that this section is intended only to suspend and not discharge a Party's obligations under this Agreement and that when the causes of the failure or delay are removed or alleviated, the affected Party is obligated to and shall resume performance of its obligations hereunder.

9.5 Waiver. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

9.6 No Other Relationship. Nothing herein contained shall be deemed to create an agency, joint venture or partnership relationship between the parties hereto. At no time shall either party make commitments or incur any charges or expenses for or in the name of the other party.

9.7 Notices. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (a) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (b) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (c) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (d) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Notices shall be addressed as follows:

(i) if to NIMS: 1840 West Avenue, Miami Beach, Florida 33139, attention: Dr. Marvin Sackner; and

(ii) if to LifeShirt.com: P. O. Box 262, Ojai, California 93024, attention: Paul Kennedy;

(iii) or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto.

9.8 Books and Records. LifeShirt.com shall maintain full and accurate books and records showing manufacture, production, sales and distribution of the Products and Services and regarding all royalties relating to this Agreement. At any time and from time to time, on at least ten (10) days prior notice, LifeShirt.com shall afford NIMS or its representatives a reasonable opportunity to conduct an inspection and examination, and to copy LifeShirt.com's books and

records relating to this Agreement during LifeShirt.com's normal business hours.

9.9 Entire Understanding. This Agreement and all exhibits hereto and the assignments and License Agreement executed contemporaneously herewith together embody the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this Agreement and the assignments and License Agreement executed contemporaneously herewith.

9.10 Invalidity. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision, which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

9.11 Amendments. Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by each party hereto.

9.12 Attorneys' Fees. In the event there is any dispute arising out of or related to this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and other costs and expenses incurred in resolving such dispute including, but not limited to, all fees and costs through arbitration or any appeals.

9.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original. Such counterparts shall together constitute but one and the same instrument.

9.14 Table of Contents and Headings. Any table of contents accompanying this Agreement and any headings contained herein are for directory purposes only, do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement.

9.15 Parties to Agreement. The parties to this Agreement are LifeShirt.com and NIMS, and no other persons or entities.

9.16 Default. No act or omission of a party hereunder shall constitute an event of default or breach of this Agreement unless the other party shall first notify other party in writing setting forth such alleged breach or default, and the other party shall fail to cure said alleged breach or default within ten (10) days after receipt of such notice.

[SIGNATURES NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement.

"NIMS"

Non-Invasive Monitoring Systems, Inc., a Florida corporation

By: ______________________
Marvin Sackner, its CEO
August 14, 2000

"LifeShirt.com"

LifeShirt.com, Inc., a Delaware corporation

By: ______________________
Paul Kennedy, its CEO

IN WITNESS WHEREOF, the parties hereto have signed this Agreement.

"NIMS"

Non-Invasive Monitoring Systems, Inc., a Florida corporation

By: ______________________________
Marvin Sackner, its CEO

"LifeShirt.com"

LifeShirt.com, Inc., a Delaware corporation

By: ______________________________
Paul Kennedy, its CEO

ATTACHMENT 1

INVENTIONS AND PATENTS

Patent No.	Title of Patent	Date of Issuance
4,834,109	Single Position Non-Invasive Calibration Technique	05/30/89
4,452,252	Non-Invasive Method for Monitoring Cardiopulmonary Parameters	06/05/84
4,777,962	Method and Apparatus for Distinguishing Central, Obstructive and Mixed Apneas by External Monitoring Devices which Measure Rib Cage and Abdominal Compartmental Excursions During Respiration	10/18/88
4,815,473	Method and Apparatus for Monitoring Respiration	03/28/89
4,373,534	Method and Apparatus for Calibrating Respiration Monitoring	02/15/83
4,986,277	Method and Apparatus for Non-Invasive Monitoring of Central Venous Pressure	01/22/91
4,456,015	Non-Invasive Method for Semi-Quantitative Measurement of Neck Volume Changes	06/26/84
5,040,540	Method and Apparatus for Non-Invasive Monitoring of Central Venous Pressure and Improved Transducer Therefor	08/20/91
5,159,935	Non-Invasive Estimation of Individual Lung Function	11/03/92
5,178,151	System for Non-Invasive Detection of Changes of Cardiac Volumes and Aortic Pulses	01/12/93
5,331,968	Inductive Plethysmographic Transducers and Electronic Circuitry Therefor	07/26/94
5,588,425	Method and Apparatus for Discriminating Between Valid and Artifactual Pulse Waveforms in Pulse Oximetry	12/31/96
6,015,388	Method for Analyzing Breath Waveforms as to Their Neuromuscular Respiratory Implications	01/18/00
6,047,203	Physiologic Signs Feedback System	04/04/00

Pending provisional U.S. Application entitled "Physiologic Signs Feedback System."

09/040,144	Patent Application titled "Means for Analyzing Breath Waveforms as to their Neuromuscular Respiratory Implications"

ATTACHMENT 2

INVENTION ASSIGNMENT

WHEREAS, Non-Invasive Monitoring Systems, Inc., a Florida Corporation whose business address is 1840 West Avenue, Miami Beach, Florida 33139, ("ASSIGNOR") is the owner of the inventions for which the following Patents have issued (collectively, the "INVENTIONS"):

Patent No.	Title of Patent	Date of Issuance
4,834,109	Single Position Non-Invasive Calibration Technique	05/30/89
4,452,252	Non-Invasive Method for Monitoring Cardiopulmonary Parameters	06/05/84
4,777,962	Method and Apparatus for Distinguishing Central, Obstructive and Mixed Apneas by External Monitoring Devices which Measure Rib Cage and Abdominal Compartmental Excursions During Respiration	10/18/88
4,815,473	Method and Apparatus for Monitoring Respiration	03/28/89
4,373,534	Method and Apparatus for Calibrating Respiration Monitoring	02/15/83
4,986,277	Method and Apparatus for Non-Invasive Monitoring of Central Venous Pressure	01/22/91
4,456,015	Non-Invasive Method for Semi-Quantitative Measurement of Neck Volume Changes	06/26/84
5,040,540	Method and Apparatus for Non-Invasive Monitoring of Central Venous Pressure and Improved Transducer Therefor	08/20/91
5,159,935	Non-Invasive Estimation of Individual Lung Function	11/03/92
5,178,151	System for Non-Invasive Detection of Changes of Cardiac Volumes and Aortic Pulses	01/12/93
5,331,968	Inductive Plethysmographic Transducers and Electronic Circuitry Therefor	07/26/94
5,588,425	Method and Apparatus for Discriminating Between Valid and Artifactual Pulse Waveforms in Pulse Oximetry	12/31/96

6,015,388	Method for Analyzing Breath Waveforms as to Their Neuromuscular Respiratory Implications	01/18/00
6,047,203	Physiologic Signs Feedback System	04/04/00

Pending provisional U.S. Application entitled "Physiologic Signs Feedback System."

09/040,144	Patent Application titled "Means for Analyzing Breath Waveforms as to their Neuromuscular Respiratory Implications"

and

WHEREAS, LifeShirt.com, Inc., a Delaware corporation, whose business address is P.O. Box 262, Ojai, California 93024 ("ASSIGNEE") is desirous of obtaining the entire right, title and interest in, to and under the said INVENTIONS:

NOW, THEREFORE, in consideration of the sum of Twenty Dollars ($20.00) to ASSIGNEE in hand paid, and other good and valuable consideration, the receipt of which is hereby acknowledged, the said ASSIGNOR has sold, assigned, transferred and set over, and by these presents does hereby sell, assign, transfer and set over, unto the said ASSIGNEE, its successors, legal representatives and assigns, its entire right, title and interest in, to and under the said invention, and any and all United States applications for patents and all divisions, renewals and continuations thereof, and all Patents of the United States which may be granted thereon and all reissues and extensions thereof; and all applications for industrial property protection, including, without limitation, all applications for patents, utility models, and designs which may hereafter be filed for said INVENTIONS in any country or countries foreign to the United States, together with the right to file such applications and the right to claim for the same the priority rights derived from said United States application under the Patent Laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable; and all forms of industrial property protection, including, without limitation, patents, utility models, inventors' certificates and designs which may be granted for said INVENTIONS in any country or countries foreign to the United States and all extensions, renewals and reissues thereof;

AND ASSIGNOR HEREBY authorizes and requests the Commissioner of Patents and Trademarks of the United States, and any Official of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of industrial property protection on applications as aforesaid or to record ownership thereof, to issue the same or to record assignment of the same to the said ASSIGNEE, its successors, legal representatives and assigns, in accordance with the terms of this instrument.

AND ASSIGNOR HEREBY covenants and agrees that ASSIGNOR has full right to convey the entire interest herein assigned, and that ASSIGNOR has not executed, and will not execute, any agreement in conflict herewith.

AND ASSIGNOR HEREBY further covenants and agrees that ASSIGNOR will communicate to the said ASSIGNEE, its successors, legal representatives and assigns, any facts known to ASSIGNOR respecting said invention, and take all reasonable measures to cause the inventors to testify in any legal proceeding, sign all lawful papers, execute all divisional,

continuing, reissue and foreign applications, make all rightful oaths, and generally do everything possible to aid the said ASSIGNEE, its successors, legal representatives and assigns, to obtain and enforce proper protection for said INVENTIONS in all countries.

IN TESTIMONY WHEREOF, we hereunto set our hands and seals the day and year set opposite our respective signatures.

ASSIGNOR:

Date____________________, Non-Invasive Monitoring Systems, Inc.

*** DO NOT SIGN - EXHIBIT ONLY***
By: Dr. Marvin Sackner, CEO

State of)
) SS.:
County of)

In the State of ________________________, county of ____________________, on, before me, ____________________, Notary Public, personally appeared Dr. Marvin Sackner, personally known to me on the basis of satisfactory evidence to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which the person acted executed the instrument.

WITNESS my hand and official seal

ASSIGNEE:

Date____________________, LifeShirt.com, Inc.

*** DO NOT SIGN - EXHIBIT ONLY***
By: Mr. Paul Kennedy, President

ATTACHMENT 3

SOFTWARE ASSIGNMENT

For valuable consideration, receipt of which is hereby acknowledged, the undersigned, Non-Invasive Monitoring Systems, Inc., a Florida Corporation whose business address is 1840 West Avenue, Miami Beach, Florida 33139 ("NIMS"), has sold, assigned, and transferred and by these presents does sell, assign, and transfer, absolutely and forever, to Lifeshirt.com, Inc., a Delaware corporation, whose business address is P.O. Box 262, Ojai, California 93024 ("LifeShirt.com"):

1. All right, title and interest throughout the world in and to computer software identified in Exhibit A hereto (hereinafter called the "Work"), including,

(a) copyright rights;

(b) trademark rights for RespiBag ™ and RespiEvents ; and

(c) all other rights therein of every kind now or hereafter known or recognized.

2. Without limiting the generality of the above grant, NIMS hereby sells, assigns, and transfers, absolutely and forever, for LifeShirt.com's sole benefit and in its sole discretion:

(a) the right to make adaptations or versions of the Work or any parts thereof for any purpose whatsoever;

(b) the right to produce, transmit, exhibit, and exploit such adaptations or versions, or cause the same to be produced, transmitted, or exploited by any means or devices whatsoever now or hereinafter known;

(c) the right to use the Work in whole or in part, to arrange, modify, and change the same, and add to or subtract therefrom, all without any requirement of attribution of authorship;

(d) the right to use the title of the Work in connection with any adaptations or versions thereof or in conjunction with other material not based on the Work and the right to use the Work with a different title;

(e) the right to copyright the Work and any adaptation or version thereof in the United States or elsewhere in LifeShirt.com's name or otherwise for its sole benefit and to secure renewals or extensions of such copyright in its name or otherwise;

(f) the right to use the Work on products, product labels, in connection with services, on advertisements and promotional literature, and otherwise to use the Work for purposes of trade;

(g) the right to obtain trademark registrations for the Work or any part thereof in LifeShirt.com's name or otherwise for its sole benefit and to secure renewal of such trademark registrations in its name or otherwise; and

(h) the right to sue for past infringement.

3. NIMS represents and warrants to LifeShirt.com that the Work was created by NIMS, that the Work is original and does not infringe upon any statutory copyright or common law copyright, proprietary right, or any other right whatsoever, and that NIMS is the sole and exclusive owner of the Work and that it has heretofore never been assigned, licensed, pledged, or encumbered in any way and that NIMS has the full power and authority to make this grant and sale.

4. Assignor further agrees that it shall execute, acknowledge, and deliver any and all further instruments that Assignee may deem necessary or expedient to effect the purpose and intent of this Agreement.

5. This Agreement shall inure to the benefit of LifeShirt.com, its successors and assigns, its subsidiaries, licensees and distributors.

6. NIMS hereby irrevocably appoints the LifeShirt.com its true and lawful attorney in fact to execute any and all instruments that LifeShirt.com may deem necessary or expedient to effect the purpose and intent of this Agreement and to institute and prosecute for its sole benefit such proceedings as it may deem expedient and necessary to protect the rights herein granted. The LifeShirt.com may sue in its own name or in NIMS' name and at its option may join NIMS as a party plaintiff or defendant in any such suit.

7. This Assignment shall be binding upon NIMS, his heirs, successors, assigns and licensees.

IN WITNESS WHEREOF, NIMS has caused this Assignment to be executed at ________________ this ____ day of ________, 2000.

By *** DO NOT SIGN - EXHIBIT ONLY***
Dr. Marvin Sackner, CEO

EXHIBIT A

PRODUCTS AND SERVICES

THE LIFESHIRT SYSTEM

The LifeShirt System comprises any wearable garment that incorporates an inductive plethysmographic sensor and one or more of the following: electrocardiographic electrodes and/or accelerometer; together with any software used to process, transmit, analyze or otherwise manipulate data derived from such a garment, which garments may store and/or forward data for subsequent processing and analysis by software and any services provided by LifeShirt.com for compensation related to the LifeShirt.com products (the "Products and Services").